Exhibit (14)c.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-14 (No. 333-228216) of Sierra Income Corporation of our report dated April 1, 2019, relating to the consolidated financial statements of Medley Management Inc., appearing in this Registration Statement filed by Sierra Income Corporation on November 13, 2019.

We also consent to the reference to our firm under the headings “Selected Financial and Other Data of MDLY” and “Experts” in such Registration Statement.

/s/ RSM US LLP

New York, New York

November 13, 2019